                                                                     EXHIBIT 4.6


                                                                           DRAFT
                                                                   APRIL 2, 2001


                          REGISTRATION RIGHTS AGREEMENT

         This REGISTRATION RIGHTS AGREEMENT (this "Agreement") dated as of __________, 2001, is by and between Kinder Morgan Energy Partners, L.P., a Delaware limited partnership (the "Issuer"), and Kinder Morgan, Inc., a Kansas corporation (the "Holder").

                                   WITNESSETH:

         WHEREAS, Kinder Morgan G.P., Inc., a Delaware corporation (the "General Partner"), has formed Kinder Morgan Management, LLC, a Delaware limited liability company ("Management"), as its wholly owned subsidiary, to be a limited partner in and, pursuant to a Delegation of Control Agreement of even date herewith, to manage and control the business and affairs of the Issuer; and

         WHEREAS, Management proposes to issue and sell in an underwritten public offering (the "Offering") pursuant to a registration statement on Form S-1 (Registration No. 333-55868) filed with the Securities and Exchange Commission (the "Commission") on February 20, 2001 (the "Management Registration Statement"), a number of its shares representing limited liability company interests identified in its Limited Liability Company Agreement as Listed Shares (the "Listed Shares"); and

         WHEREAS, the Exchange Provisions (the "Exchange Provisions") attached as Annex A to and a part of Management's Amended and Restated Limited Liability Company Agreement (including the Exchange Provisions, the "LLC Agreement"), to be dated as of the date of the closing of the Offering (the "Closing"), provide that after the 45th day following the Closing the holders of the Listed Shares may exchange the Listed Shares with the Holder for common units of the Issuer (the "Common Units"), subject to the right of the Holder to settle the exchange in cash rather than in Common Units (such provisions of the LLC Agreement being collectively referred to as the "Exchange Feature"); and

         WHEREAS, the parties believe it appropriate for the exchange of the Common Units owned by the Holder (directly or indirectly through subsidiaries) for Listed Shares to be registered under the Securities Act of 1933, as amended (the "Securities Act"), and the Issuer is agreeable to preparing, filing and maintaining the effectiveness of such a registration statement or registration statements therefor as provided herein.

         NOW THEREFORE, in consideration of the premises and mutual covenants hereinafter set forth and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

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                                    Section 1
                                   Definitions

         1.1 Specific Definitions. The following terms shall have the meanings set forth below:

                  "Affiliate" means, with respect to any Person, any other Person that directly or indirectly controls, is controlled by or is under common control with, the Person in question. As used herein, the term "control" means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a Person, whether through ownership of voting securities, by contract or otherwise.

                  "Agreement" has the meaning set forth in the preamble of this Agreement.

                  "Closing" has the meaning set forth in the recitals of this Agreement.

                  "Commission" has the meaning set forth in the recitals of this Agreement.

                  "Common Units" has the meaning set forth in the recitals of this Agreement.

                  "Confidential Information" means information that the Issuer determines, in good faith, is confidential, other than information which (i) is or becomes generally available to the public other than as a result of a disclosure by the Holder or an Inspector to which it was provided, (ii) was within the possession of the Holder or an Inspector prior to its being furnished to the Holder or an Inspector by or on behalf of the Issuer pursuant hereto, provided that the source of such information was not known by the Holder or such Inspector to be bound by a confidentiality agreement with or other contractual, legal or fiduciary obligation of confidentiality to the Issuer or any other party with respect to such information or (iii) becomes available to the Holder or an Inspector on a non-confidential basis from a source other than the Issuer, provided that such source is not bound by a confidentiality agreement with or other contractual, legal or fiduciary obligation of confidentiality to the Issuer or any other party with respect to such information.

                  "Entity" means a corporation, limited liability company, venture, partnership, trust, unincorporated organization, association or other entity.

                  "Exchange Act" means the Securities Exchange Act of 1934, as amended.

                  "Exchange Feature" has the meaning set forth in the recitals of this Agreement.

                  "Exchange Provisions" has the meaning set forth in the recitals of this Agreement.

                  "Exchange Securities" means the Common Units owned by Holder (directly or indirectly through subsidiaries) or such other securities of the Issuer (including securities which may be deemed to be distributed by Rule 147 under the Securities Act) as Holder may be


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required, or have the election, to deliver or cause to be delivered in satisfaction of its obligations under the Exchange Feature.

                  "General Partner" has the meaning as set forth in recitals of this Agreement.

                  "Holder" has the meaning set forth in the preamble of this Agreement.

                  "Initial Issuer Registration Statement" has the meaning set forth in Section 2.1.

                  "Inspectors" has the meaning set forth in Section 2.3(j).

                  "Issuer" has the meaning set forth in the preamble of this Agreement.

                  "Issuer Registration Statement" has the meaning set forth in
Section 2.3.

                  "Listed Shares" has the meaning set forth in the recitals of this Agreement.

                  "LLC Agreement" has the meaning set forth in the recitals of this Agreement.

                  "Management" has the meaning set forth in the recitals of this Agreement.

                  "Management Registration Statement" has the meaning set forth in the recitals of this Agreement.

                  "Offering" has the meaning set forth in the recitals of this Agreement.

                  "Partnership Agreement" means the Third Amended and Restated of Limited Partnership of the Issuer, dated as of _________, 2001.

                  "Person" means a natural person or an Entity.

                  "Records" has the meaning set forth in Section 2.3(j).

                  "Section" means a section of this Agreement.

                  "Securities Act" has the meaning set forth in the recitals of this Agreement.

                  "Subsequent Issuer Registration Statement" has the meaning set forth in Section 2.2.

                  "Subsidiary," when used in connection with the Issuer, means any Affiliate of the Issuer which the Issuer controls, and of which the Issuer owns, directly or indirectly, a majority of the aggregate shares, partnership interests or other equity interests.


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         1.2 Rules of Construction. Unless the context otherwise clearly requires:

                  (a) the terms defined in Section 1.1 have the meanings assigned to them in that Section;

                  (b) terms defined include the plural as well as the singular and vice versa;

                  (c) references to any document, agreement, instrument or provision thereof mean such document, agreement, instrument or provision thereof as the same may be duly amended from time to time;

                  (d) "or" is not exclusive; and

                  (e) the words "herein," "hereof," "hereunder" and other words of similar import refer to this Agreement as a whole and not to any particular Section or other subdivision.

                                    Section 2
                               Registration Rights

         2.1 Initial Issuer Registration Statement. The Issuer has filed with the Commission a Registration Statement on Form S-3 (Registration No. 333-55866) (the "Initial Issuer Registration Statement") as a joint registration statement with the Management Registration Statement covering the resale of Exchange Securities owned by Holder (directly or indirectly through subsidiaries) pursuant to the Exchange Feature. The Initial Issuer Registration Statement was declared effective on _____________, 2001. The Issuer agrees to prepare and file with the Commission such amendments and supplements to the Initial Issuer Registration Statement and any prospectus used in connection therewith as may be necessary to keep such Initial Issuer Registration Statement effective until Holder has no further obligation to deliver Exchange Securities (or cash in lieu thereof) pursuant to the Exchange Feature, and to comply with the provisions of the Securities Act with respect to the disposition of such securities pursuant to the Exchange Feature. The agreements of the Issuer with respect to the Initial Issuer Registration Statement under this Section 2.1 shall terminate at such time as there has been filed and declared effective by the Commission a Subsequent Issuer Registration Statement pursuant to Section 2.2.

         2.2 Subsequent Issuer Registration Statement. On or prior to ____________, 200[1], the Issuer will prepare and file with the Commission a registration statement on any form for which the Issuer then qualifies and which counsel for the Issuer shall deem appropriate for the disposition of the Exchange Securities owned by Holder (directly or indirectly through subsidiaries) pursuant to the Exchange Feature (the "Subsequent Issuer Registration Statement"), and use its reasonable efforts to cause the Subsequent Issuer Registration Statement to become effective on or prior to __________, 200[1]. After the Subsequent Issuer Registration Statement has been declared effective by the Commission, the Issuer agrees to prepare and file with the Commission such amendments and supplements to the Subsequent Issuer Registration Statement and any prospectus used in connection therewith as may be necessary to keep the Subsequent Issuer Registration Statement effective until Holder has no further obligation to deliver Exchange


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Securities (or cash in lieu thereof) pursuant to the Exchange Feature, and to comply with the provisions of the Securities Act with respect to the disposition of such securities pursuant to the Exchange Feature.

         2.3 Provisions Relating to All Issuer Registration Statements. The Issuer agrees, in connection with both the Initial Issuer Registration Statement and the Subsequent Issuer Registration Statement (each an "Issuer Registration Statement"), that it will:

                  (a) As provided in Sections 2.1 and 2.2, prepare and file with the Commission such amendments and supplements to any Issuer Registration Statement and any prospectus used in connection therewith as may be necessary to keep such Issuer Registration Statement effective until Holder has no further obligation to deliver Exchange Securities (or cash in lieu thereof) pursuant to the Exchange Feature, and to comply with the provisions of the Securities Act with respect to the disposition of such securities pursuant to the Exchange Feature;

                  (b) furnish to the Holder, (i) at least two business days prior to filing with the Commission, any Subsequent Issuer Registration Statement, any amendment or supplement to any Issuer Registration Statement, any prospectus used in connection therewith and any amendment or supplement to any such prospectus, which documents will be subject to the reasonable review of the Holder, and Issuer shall not file any such documents with the Commission to which the Holder shall reasonably object; and (ii) a copy of any and all transmittal letters or other correspondence with the Commission or any other governmental agency or self-regulatory body or other body having jurisdiction (including any domestic or foreign securities exchange) relating to the offering of Exchange Securities pursuant to the Exchange Feature;

                  (c) furnish to the Holder such number of copies as the Holder may reasonably request of each Issuer Registration Statement, each amendment and supplement thereto (in each case including all exhibits thereto and documents incorporated by reference therein) and the prospectus included in or used in connection with each Issuer Registration Statement (including each preliminary prospectus, final prospectus and prospectus supplement);

                  (d) promptly notify the Holder of any stop order issued or, to the knowledge of the Issuer, threatened to be issued by the Commission with respect to any Issuer Registration Statement and promptly take all reasonable actions to prevent the entry of such stop order or to obtain its withdrawal if entered;

                  (e) use its reasonable efforts to qualify the Exchange Securities for offer and sale under the securities, "blue sky" or similar laws of such jurisdictions (including any foreign country or any political subdivision thereof) as the Holder shall reasonably request and use its reasonable efforts to obtain all appropriate registrations, permits and consents required in connection therewith, except that the Issuer shall not for any such purpose be required to qualify generally to do business as a foreign corporation in any jurisdiction wherein it is not so qualified, or subject itself to taxation or file a general consent to service of process in any such jurisdiction;


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                  (f) furnish upon exchange of the Listed Shares pursuant to the
Exchange Feature unlegended certificates representing ownership of the Exchange Securities at a time and in a manner that would permit compliance by the Holder with the terms of the Exchange Feature relating to the delivery of such certificates to the Persons electing to exchange Listed Shares;

                  (g) promptly inform the Holder (i) of the date on which any Issuer Registration Statement or any post-effective amendment thereto becomes effective and, if applicable, of the date of filing a Rule 430A prospectus (and, in the case of any offering abroad of Exchange Securities, of the date when any required filing under the securities and other laws of such foreign jurisdictions shall have been made and when the offering may be commenced in accordance with such laws) and (ii) of any request by the Commission, any securities exchange, government agency, self-regulatory body or other body having jurisdiction for any amendment of or supplement to any Issuer Registration Statement or preliminary prospectus or prospectus included therein or used in connection therewith or any other offering document relating to such offering;

                  (h) until the Holder has no further obligations to deliver Exchange Securities (or cash in lieu thereof) pursuant to the Exchange Feature, keep effective and maintain any registration, qualification or approval obtained in connection with the offering of the Exchange Securities by the Holder pursuant to the Exchange Feature, and amend or supplement any Issuer Registration Statement or prospectus or other offering document used in connection therewith to the extent necessary in order to comply with applicable securities laws;

                  (i) as promptly as practicable notify the Holder of the occurrence of an event requiring the preparation of a supplement or amendment to the prospectus related to any Issuer Registration Statement so that, as thereafter delivered to the recipients of the Exchange Securities pursuant to the Exchange Feature, such prospectus will not contain an untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, and as promptly as practicable make available to the Holder any such supplement or amendment; and

                  (j) with reasonable promptness make available for inspection by the Holder, and any attorney, accountant or other agent retained by the Holder (collectively, the "Inspectors"), all financial and other records, pertinent corporate documents and properties of the Issuer (collectively, the "Records") as shall be reasonably necessary to enable them to exercise their due diligence responsibility, and cause the Issuer's or the General Partner's or Management's officers and employees to supply all information reasonably requested for such purpose by any such Inspector in connection with any Issuer Registration Statement; provided, however, that the selection of any Inspector other than an officer or employee of, or attorney or accountant for, the Holder shall be subject to the consent of the Issuer, which shall not be unreasonably withheld. Each Inspector that actually reviews Records supplied by the Issuer that include Confidential Information shall be required, prior to any such review, to execute an agreement with the Issuer in customary form reasonably satisfactory to the Issuer providing that such Inspector shall not publicly disclose any Confidential Information unless such disclosure is required by applicable law or legal process. [The Holder agrees that Confidential Information


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obtained by it as a result of such inspections shall not be used by it as the basis for any transactions in securities of the Issuer unless and until such information is made generally available to the public.] The Holder further agrees that it will, upon learning that disclosure of Confidential Information supplied to the Holder or an Inspector is sought in a court of competent jurisdiction from the Holder or an Inspector, give notice to the Issuer and allow the Issuer, at its expense, to undertake appropriate action to prevent disclosure of the Confidential Information. The Holder also agrees that the due diligence investigation made by the Inspectors shall be conducted in a manner which shall not unreasonably disrupt the operations of the Issuer or the work performed by the Issuer's or the General Partner's or Management's officers and employees.

         2.4 Certain Notices by Issuer. (a) Upon notice to the Holder, the Issuer may require the Holder to suspend the use of the prospectus or any prospectus supplement related to an Issuer Registration Statement for a reasonable period of time, not to exceed 90 consecutive days or 120 days in any 12-month period, if the Issuer would be required to disclose information regarding the Issuer it was not otherwise then required by law to disclose publicly where such disclosure would reasonably be expected to adversely affect any material business transaction or negotiation in which the Issuer is then engaged. Any periods under this Section 2.4 shall be aggregated with periods under Section 2.4(b) in determining whether the periods of 90 consecutive days or 120 days in any 12-month period have been exceeded.

                  (b) The Holder agrees that, upon receipt of any notice from the Issuer of the happening of any event of the kind described in Section 2.3(i), the Holder will forthwith discontinue disposition of Exchange Securities pursuant to the Exchange Feature pursuant to any Issuer Registration Statement until the Holder's receipt of the copies of the supplemented or amended prospectus contemplated by Section 2.3(i), and, if so directed by the Issuer, the Holder will deliver to the Issuer (at the Issuer's expense) all copies, other than permanent file copies, then in the Holder's possession, of the prospectus covering such Exchange Securities current at the time of receipt of such notice. The Holder also agrees to notify the Issuer if any event relating to the Holder occurs which would require the preparation of a supplement or amendment to the prospectus so that such prospectus will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading.

                                    Section 3
                                    Expenses

         3.1 Registration Expenses. The Issuer agrees to bear and to pay or cause to be paid promptly upon request being made therefor all expenses incident to the Issuer's performance of or compliance with this Agreement, including (a) all Commission and any NASD registration and filing fees and expenses; (b) all fees and expenses in connection with the qualification of the Exchange Securities for offering and sale under the state or foreign securities and blue sky laws referred to in Section 2.3(e), including reasonable fees and disbursements of counsel, in connection with such qualifications; (c) all expenses relating to the preparation, printing, distribution and reproduction of any Issuer Registration Statement required to be filed hereunder, each prospectus included therein or prepared for distribution pursuant hereto, each amendment or


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supplement to the foregoing, the certificates representing the Exchange
Securities and all other documents relating hereto; (d) fees and expenses of any paying agent, and of the registrar and transfer agent for the Exchange Securities to be issued upon exchange of the Listed Shares, as well as the reasonable fees and expenses of counsel therefor; (e) internal expenses (including all salaries and expenses of the Issuer's or General Partner's officers and employees performing legal or accounting duties); (f) fees, disbursements and expenses of counsel and independent certified public accountants of the Issuer (including the expenses of any opinions or "cold comfort" letters required by or incident to such performance and compliance);
(g) fees and expenses of listing the Exchange Securities on all exchanges where Exchange Securities of the type then required to be delivered by the Holder pursuant to the Exchange Feature are listed; and (h) reasonable fees, disbursements and expenses of counsel for the Holder retained in connection with any Issuer Registration Statement and fees, expenses and disbursements of any other Persons, including special experts, retained by the Issuer in connection with such registration (collectively, the "Registration Expenses"). To the extent that any Registration Expenses are incurred, assumed or paid by the Holder, the Issuer shall reimburse the Holder for the full amount of the Registration Expenses so incurred, assumed or paid promptly after receipt of a documented request therefor. Notwithstanding the foregoing, the Holder shall pay all the fees and disbursements of any counsel or other advisors or experts retained by the Holder, other than the counsel and experts specifically referred to above.

                                    Section 4
                         Representations and Warranties

         4.1 Representations and Warranties. The Issuer represents and warrants to, and agrees with, the Holder that:

                  (a) Each Issuer Registration Statement and any further amendment or supplement to any Issuer Registration Statement, when it becomes effective or is filed with the Commission, as the case may be, will conform in all material respects to the applicable requirements of the Securities Act and will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading; and at all times at and subsequent to the time when such Issuer Registration Statement has been declared effective under the Securities Act, other than from (i) such time as a notice has been given to the Holder pursuant to Section 2.3(i) until (ii) such time as the Issuer furnishes an amended or supplemented prospectus pursuant to Section 2.3(i) or such time as the Issuer provides notice that offers and sales pursuant to such Issuer Registration Statement may continue, each prospectus (including any preliminary or summary prospectus) contained in or prepared in connection with any Issuer Registration Statement, and each prospectus (including any summary prospectus) furnished pursuant to Section 2.3(c), as then amended or supplemented, will conform in all material respects to the applicable requirements of the Securities Act and will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that this representation and warranty shall not apply to any statements or omissions made in reliance upon and in conformity with information furnished in writing to the Issuer by or on behalf of the Holder expressly for use therein in any such Issuer Registration Statement or prospectus.


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                  (b) Any documents incorporated by reference in any prospectus referred to in this Agreement, when they become or became effective or are or were filed with the Commission, as the case may be, will conform or conformed in all material respects to the requirements of the Securities Act or the Exchange Act, as applicable, and none of such documents will contain or contained an untrue statement of a material fact or will omit or omitted to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, provided, however, that this representation and warranty shall not apply to any statements or omissions made in reliance upon and in conformity with information furnished in writing to the Issuer by the Holder expressly for use therein.

                  (c) The compliance by the Issuer with all of the provisions of this Agreement and the consummation of the transactions herein contemplated will not contravene any provision of applicable law or the Partnership Agreement, or any material indenture or instrument relating to indebtedness for money borrowed or any agreement to which the Issuer or any of its subsidiaries is a party or any order, rule, regulation or decree of any court or governmental agency or authority located in the United States having jurisdiction over the Issuer or any of its subsidiaries or any property of the Issuer or any of its subsidiaries; and, to the best knowledge of the Issuer, no consent, authorization or order of, or filing or registration with, any court or governmental agency or authority is required for the consummation by the Issuer of the transactions contemplated by this Agreement, except the registration under the Securities Act contemplated hereby, and such consents, approvals, authorizations, registrations or qualifications as may be required under state or foreign securities or blue sky laws.

                  (d) This Agreement has been duly authorized, executed and delivered by the Issuer.

                                    Section 5
                        Indemnification and Contributions

         5.1 (a) The Issuer will indemnify and hold harmless the Holder against any losses, claims, damages or liabilities, joint or several, to which the Holder may become subject, under the Securities Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon an untrue statement or alleged untrue statement of a material fact contained in any preliminary prospectus, any Issuer Registration Statement or any prospectus, or any amendment or supplement thereto, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and will reimburse the Holder for any legal or other expenses reasonably incurred by the Holder in connection with investigating or defending any such action or claim as such expenses are incurred; provided, however, that the Issuer shall not be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission made in any preliminary prospectus, any Issuer Registration Statement or any prospectus or any such amendment or supplement in reliance upon


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
and in conformity with written information furnished to the Issuer by the Holder expressly for use therein.

                  (b) The Holder will indemnify and hold harmless the Issuer against any losses, claims, damages or liabilities to which the Issuer may become subject, under the Securities Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon an untrue statement or alleged untrue statement of a material fact contained in any preliminary prospectus, any Issuer Registration Statement or any prospectus, or any amendment or supplement thereto, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made in any preliminary prospectus, any Issuer Registration Statement or any prospectus or any such amendment or supplement in reliance upon and in conformity with written information furnished to the Issuer by the Holder expressly for use therein; and will reimburse the Issuer for any legal or other expenses reasonably incurred by the Issuer in connection with investigating or defending any such action or claim as such expenses are incurred.

                  (c) Promptly after receipt by a party indemnified under subsection (a) or (b) above of notice of the commencement of any action, such indemnified party shall, if a claim in respect thereof is to be made against the indemnifying party under such subsection, notify the indemnifying party in writing of the commencement thereof; but the omission so to notify the indemnifying party shall not relieve it from any liability which it may have to any indemnified party otherwise than under such subsection and shall not relieve the indemnifying party from any liability which it may have to any indemnified party under this Agreement unless such failure to give notice actually prejudices the indemnifying party's ability to defend the claim. In case any such action shall be brought against any indemnified party and it shall notify the indemnifying party of the commencement thereof, the indemnifying party shall be entitled to participate therein and, to the extent that it shall wish, to assume the defense thereof, with counsel satisfactory to such indemnified party (who shall not, except with the consent of the indemnified party, be counsel to the indemnifying party), and, after notice from the indemnifying party to such indemnified party of its election so to assume the defense thereof, the indemnifying party shall not be liable to such indemnified party under such subsection for any legal expenses of other counsel or any other expenses, in each case subsequently incurred by such indemnified party, in connection with the defense thereof other than reasonable costs of investigation. No indemnifying party shall, without the written consent of the indemnified party, effect the settlement or compromise of, or consent to the entry of any judgment with respect to, any pending or threatened action or claim in respect of which indemnification or contribution may be sought hereunder (whether or not the indemnified party is an actual or potential party to such action or claim) unless such settlement, compromise or judgment (i) includes an unconditional release of the indemnified party from all liability arising out of such action or claim and (ii) does not include a statement as to or an admission of fault, culpability or a failure to act, by or on behalf of any indemnified party.


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                  (d) If the indemnification provided for in this Section 5 is unavailable to or insufficient to hold harmless an indemnified party under subsection (a) or (b) above in respect of any losses, claims, damages or liabilities (or actions in respect thereof) referred to therein, then each indemnifying party shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages or liabilities (or actions in respect thereof) in such proportion as is appropriate to reflect the relative benefits received by the Issuer and the Holder from the transactions contemplated by this Agreement. If, however, the allocation provided by the immediately preceding sentence is not permitted by applicable law or if the indemnified party failed to give the notice required under subsection (c) above and such failure actually prejudiced the indemnifying party's ability to defend the claim, then each indemnifying party shall contribute to such amount paid or payable by such indemnified party in such proportion as is appropriate to reflect not only such relative benefits but also the relative fault of the Issuer and the Holder in connection with the statements or omissions which resulted in such losses, claims, damages or liabilities (or actions in respect thereof), as well as any other relevant equitable considerations. The relative benefits received by the Issuer and the Holder from the transactions contemplated by this Agreement shall be deemed to be in the same proportion as the total net proceeds (before deducting expenses) from the purchase of its I-Units by Management with the proceeds of the Offering received by the Issuer bear to the difference between the market value of the Exchange Securities surrendered by or on behalf of the Holder in exchange for the Listed Shares received by the Holder pursuant to the Exchange Feature. The relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Issuer or the Holder and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The Issuer and the Holder agree that it would not be just and equitable if contributions pursuant to this subsection (d) were determined by pro rata allocation or by any other method of allocation which does not take account of the equitable considerations referred to above in this subsection (d). The amount paid or payable by an indemnified party as a result of the losses, claims, damages or liabilities (or actions in respect thereof) referred to above in this subsection (d) shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. No Person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any Person who was not guilty of such fraudulent misrepresentation.

                  (e) The obligations of the Issuer under this Section 5 shall be in addition to any liability which the Issuer may otherwise have and shall extend, upon the same terms and conditions, to each Person, if any, who controls the Holder or whom the Holder controls within the meaning of the Securities Act; and the obligations of the Holder under this Section 5 shall be in addition to any liability which the Holder may otherwise have and shall extend, upon the same terms and conditions, to each officer and director of the Issuer (including any Person who, with his or her consent, is named in any Issuer Registration Statement as about to become a director of the Issuer) and to each Person, if any, who controls the Issuer within the meaning of the Act.

                                    Section 6
                              Assignment of Rights

         6.1 Assignment of Rights. Subject to Section 6.2, the rights of the Holder under this Agreement with respect to any Exchange Securities may be assigned in whole or in part to any one or more Affiliates of the Holder that hold Exchange Securities. Any assignment of registration rights pursuant to this
Section 6.1 shall be effective upon receipt by the Company of written notice from the Holder stating (i) the name and address of any assignee, (ii) the nature of such assignee's relationship to the Holder and (iii) identifying the Exchange Securities with respect to which the rights under this Agreement are being assigned.

         6.2 Scope of Assignment. The rights of an assignee under Section 6.1 shall be the same rights granted to the Holder under this Agreement, except that in no event shall the Issuer's obligations hereunder be increased due to any such assignment, other than increases due only to the addition of the assignee and having multiple Holders. In connection with any such assignment, the term "the Holder" as used herein shall, where appropriate to assign the rights and obligations of the Holder hereunder to such assignee, be deemed to refer to the assignee or the Holder and the assignee both, as appropriate. After any such assignment, the Holder shall retain its rights under this Agreement with respect to all other Exchange Securities owned by the Holder.

                                    Section 7
                                  Miscellaneous

         7.1 Provision of Information. The Holder shall, and shall cause its directors, officers, employees and agents to complete and execute all such questionnaires and other documents as the Issuer shall reasonably request in connection with any registration of Exchange Securities pursuant to this Agreement.

         7.2 Injunctions. Irreparable damage would occur in the event that any of the provisions of this Agreement were not performed in accordance with their specified terms or were otherwise breached. Therefore, the parties hereto shall be entitled to an injunction or injunctions to prevent breaches of the provisions of this Agreement and to enforce specifically the terms of provisions hereof in any court having jurisdiction, such remedy being in addition to any other remedy to which they may be entitled at law or in equity.

         7.3 Severability. If any term or provision of this Agreement is held by a court of competent jurisdiction to be invalid, void or unenforceable, the remainder of the terms and provisions set forth herein shall remain in full force and effect and shall in no way be affected, impaired or invalidated, and the parties hereto shall use their best efforts to find and employ an alternative means to achieve the same or substantially the same result as that contemplated by such term or provision.

         7.4 Further Assurances. Subject to the specific terms of this Agreement, the Holder and the Issuer shall make, execute, acknowledge and deliver such other instruments and documents, and take all such other actions as may be reasonably required in order to effectuate the purposes of this Agreement and to consummate the transactions contemplated hereby.

         7.5 Entire Agreement; Modification. This Agreement and the other related agreements entered into at or prior to the Closing contain the entire understanding of the parties with respect to the transactions contemplated hereby and supersede all agreements and understandings entered into with respect thereto prior to the execution hereof.

         7.6 Amendment. (a) This Agreement may be amended by an agreement in writing signed by the Issuer and the Holder without the vote, approval or consent or the holders of any of the Listed Shares, unless such amendment would materially adversely affect the powers, preferences or rights of Management or such holders of Listed Shares or reduces the time for any notice to which the holders of the Listed Shares may be entitled, in which case such amendment shall, pursuant to the LLC Agreement require the affirmative vote or consent of the holders of at least a majority of the Listed Shares then outstanding. For this purpose, as provided in the definition of "Outstanding" in the LLC Agreement, Listed Shares held by the Issuer or any of its Subsidiaries will not have voting rights and, in determining if the holders of a majority of the Listed Shares outstanding have approved or consented to such amendment, Listed Shares held by the Issuer or any of its Subsidiaries will be treated as if they were not outstanding. In addition, as provided in the definition of "Outstanding" in the LLC Agreement, a Person or group owning a number of Listed Shares and Common Units aggregating 20% or more of the aggregate number of issued and outstanding Listed Shares plus the aggregate number of issued and outstanding Common Units cannot vote such Listed Shares. The limitation in the foregoing sentence, however, shall not apply to Kinder Morgan, Inc., Kinder Morgan G.P., Inc. and their respective Affiliates. Additionally, in certain limited instances specified in section __ of the LLC Agreement, Listed Shares owned by Kinder Morgan, Inc. and its Affiliates are treated as not outstanding.

         (b) Notwithstanding the foregoing provisions with respect to amendments, the Holder and the Issuer have reserved the right to make, and may make, changes in the Listed Shares and this Agreement to meet the requirements of applicable securities and other laws and regulations, stock exchange rules and other changes which the Holder or the Issuer determines in its sole discretion will not have a material adverse effect on the rights and privileges of the Listed Shares.

         7.7 Counterparts. For the convenience of the parties hereto, any number of counterparts of this Agreement may be executed by the parties hereto, but all such counterparts shall be deemed one and the same instrument.

         7.8 Notices. All notices, consents, requests, demands and other communications hereunder shall be in writing and shall be given by hand or by mail (return receipt requested) or sent by overnight delivery service, cable, telegram or facsimile transmission to the parties at the following addresses or at such other address as shall be specified by the parties by like notice.

                  (a)      if to the Issuer, to:

                           Kinder Morgan Energy Partners, L.P.
                           500 Dallas Street, Suite 1000
                           Houston, Texas  77002
                           Attention:  General Counsel

                  (b)      if to the Holder, to:

                           Kinder Morgan, Inc.
                           500 Dallas Street, Suite 1000
                           Houston, Texas  77002
                           Attention:  General Counsel

Notice so given shall, in the case of notice so given by mail, be deemed to be given and received on the third business day after posting, in the case of notice so given by overnight delivery service, on the day after notice is deposited with such service, and in the case of notice so given by cable, telegram, facsimile transmission or, as the case may be, personal delivery, on the date of actual delivery.

         7.9 Governing Law. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED AND ENFORCED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK WITHOUT REGARD TO ANY CHOICE OF LAW PRINCIPLES WHICH MIGHT REQUIRE OR PERMIT THE APPLICATION OF THE LAWS OF ANOTHER JURISDICTION.

         7.10 Successors and Assigns. This Agreement shall be binding upon and shall inure to the benefit of and be enforceable by and against the successors and assigns of the parties hereto. Except as provided herein, the parties may not assign their rights under this Agreement and the Issuer may not delegate its obligations under this Agreement. Any attempted assignment or delegation prohibited hereby shall be void.

         7.11 Parties in Interest. Except as otherwise specifically provided herein, nothing in this Agreement expressed or implied is in tended or shall be construed to confer any right or benefit upon any Person, firm or corporation other than the Holder and the Issuer and their respective successors and permitted assigns.

         IN WITNESS WHEREOF, each of the Holder and the Issuer have caused this Agreement to be duly executed as of the date first above written.


                                       Kinder Morgan Energy Partners, L.P.

                                       By:  Kinder Morgan, G.P., Inc.,
                                            as General Partner


                                            By:
                                               ---------------------------------
                                                      Authorized Officer


                                       Kinder Morgan, Inc.


                                       By:
                                          --------------------------------------
                                                    Authorized Officer